UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2012, the Organization and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Visteon Corporation (the “Company”) approved amendments to the Visteon Corporation 2010 Supplemental Executive Retirement Plan (the “SERP”), the Visteon Corporation 2011 Savings Parity Plan (the “SPP”), the Terms and Conditions of Restricted Stock Grants under the Visteon Corporation 2010 Incentive Plan (the “Stock Terms and Conditions”), and the Terms and Conditions of Restricted Stock Unit Grants under the Visteon Corporation 2010 Incentive Plan (the “Unit Terms and Conditions”; and together with the Stock Terms and Conditions, the “Equity Terms and Conditions”).

The amendment to the SERP provides that a participant’s eligibility date under such plan will be the date on which the participant’s termination of employment with the participating employers occurs if the participant has (i) attained age 65, (ii) been involuntarily terminated without cause within two years after a change in control, or (iii) for each of at least five years of eligibility service immediately preceding the participant’s termination of employment with a participating employer, been selected to participate in the Company’s annual incentive program and has been granted a target bonus under such program of at least 30% of the participant’s annual base salary rate in effect on the date the target bonus amount is established. The amendment to the SERP is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The amendment to the SPP provides that a participant will be entitled to the portion of his or her SPP account that is attributable to matching contribution credits if the participant has completed at least five years of service with the Company or another participating employer in the Visteon Investment Plan, has attained age 65, or been involuntarily terminated without cause within two years after a change in control. The amendment to SPP is filed as Exhibit 10.2 to this Current Report on Form 8-K.

The amendment to the Equity Terms and Conditions provides that if the Compensation Committee determines, within its sole discretion, that a participant’s employment with the Company has been or is being terminated involuntarily without cause in connection with the sale of a business unit or another event that the Compensation Committee determines will have or has had a similar effect as a sale of a business unit would have had on that participant, then the time-based restricted stock or restricted stock units that have not previously been forfeited will vest as of the date of such termination. The amendment to the Equity Terms and Conditions is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 13, 2012, the Board of Directors approved amendments to Articles III and IV of the Company’s Third Amended and Restated Bylaws (the “Bylaw Amendments”). The Bylaw Amendments provide the Board of Directors of the Company with the flexibility to appoint a non-executive Chairman of the Board of Directors. The Third Amended and Restated Bylaws of Visteon Corporation as amended to reflect the Bylaw Amendments is filed as Exhibit 3.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Visteon Corporation, as amended effective as of September 13, 2012.

10.1	Amendment, dated as of September 13, 2012, to the Visteon Corporation 2010 Supplemental Executive Retirement Plan.

10.2	Amendment, dated as of September 13, 2012, to the Visteon Corporation 2011 Savings Parity Plan, as amended through September 13, 2012.

10.3	Amendment, dated as of September 13, 2012, to the Terms and Conditions of Restricted Stock Grants under the Visteon Corporation 2010 Incentive Plan and the Terms and Conditions of Restricted Stock Unit Grants under the Visteon Corporation 2010 Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: September 18, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page

3.1	Third Amended and Restated Bylaws of Visteon Corporation, as amended effective as of September 13, 2012.

10.1	Amendment, dated as of September 13, 2012, to the Visteon Corporation 2010 Supplemental Executive Retirement Plan.

10.2	Amendment, dated as of September 13, 2012, to the Visteon Corporation 2011 Savings Parity Plan, as amended through September 13, 2012.

10.3	Amendment, dated as of September 13, 2012, to the Terms and Conditions of Restricted Stock Grants under the Visteon Corporation 2010 Incentive Plan and the Terms and Conditions of Restricted Stock Unit Grants under the Visteon Corporation 2010 Incentive Plan.